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                                                                       EXHIBIT A

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D

      In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing, on behalf of each of them, of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Daleen Technologies, Inc. Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness of accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: February 7, 2003

                                  SCIENCE APPLICATIONS INTERNATIONAL CORPORATION



                                  By    /S/  DOUGLAS E. SCOTT
                                    --------------------------------------------
                                        Douglas E. Scott
                                        Senior Vice President and
                                        General Counsel

                                  SAIC VENTURE CAPITAL CORPORATION

                                  By    /S/  GIAN A. BROWN
                                    --------------------------------------------
                                        Gian A. Brown
                                        General Counsel